SPARK ENERGY, INC. ANNOUNCES SELECT PRELIMINARY 2015 FINANCIAL RESULTS
WILL PRESENT FULL YEAR AND FOURTH QUARTER 2015 FINANCIAL
RESULTS ON TUESDAY, MARCH 29, 2016

HOUSTON, February 1, 2016 – Spark Energy, Inc. (NASDAQ: SPKE), a Delaware corporation (“Spark”), announced today preliminary results for the year ended December 31, 2015.
While still finalizing results for the year ended December 31, 2015, Spark expects to record Adjusted EBITDA of between $35.0 and $37.5 million for 2015. Spark is providing this preliminary guidance in advance of upcoming corporate presentations and investor meetings prior to the release of our earnings. This estimate is subject to revision as we finalize our results for 2015.
“As we previously stated, the fourth quarter exceeded our expectations,” said Nathan Kroeker, Spark’s President and Chief Executive Officer. “We achieved both strong financial results as well as growth in our total Residential Customer Equivalent (RCE) count in the fourth quarter.”
It was also announced today that Spark plans to present its Full Year and Fourth Quarter 2015 financial results in a conference call and webcast on Tuesday, March 29, 2016 at 10:00 AM Central (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 66 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. The estimate of Adjusted EBITDA in this press release is subject to change based on finalization of financial results for the year ended December 31, 2015. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this report are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	finalization of Spark’s financial reporting for the fiscal year 2015,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•	federal, state and local regulation,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	accuracy of internal billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	ability to successfully and efficiently integrate acquisitions into our operations,

•	competition, and

•	other factors discussed in “Risk Factors” in our Form 10-K for the year ended December 31, 2014, our quarterly reports on Form 10-Q for 2015 and in our other public filings and press releases.

You should review the risk factors and other factors disclosed throughout our Report on Form 10-K for the year ended December 31, 2014 and the Quarterly Reports on Form 10-Q for 2015, all of which are filed with the Securities and Exchange Commission, which could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Reconciliation of Spark’s estimate of Adjusted EBITDA for the year ended December 31, 2015 to the relevant GAAP line items is not being provided as Spark is not providing preliminary guidance for net income (loss), net cash provided by operating activities, or the reconciling items between these GAAP financial measures and Adjusted EBITDA. Accordingly, a reconciliation to net income (loss) or net cash provided by operating activities is not available without unreasonable effort.
Contact: Spark Energy, Inc.
Investors:

Andy Davis, 832-200-3727

Media:
Jenn Korell, 281-833-4151